Exhibit 107
Calculation of Filing Fee Tables
FORM S-3
(Form Type)
Entergy Corporation
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy Texas, Inc.
System Energy Resources, Inc.
(Exact Name of Registrants as Specified in their Charters)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Entergy Corporation Common Stock, par value $.01 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Entergy Corporation Preferred Stock, no par value	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Entergy Corporation Depositary Shares (3)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Entergy Corporation Senior Notes	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Entergy Corporation Junior Subordinated Debentures	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Entergy Arkansas, LLC First Mortgage Bonds	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Entergy Arkansas, LLC Preferred Membership Interests	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Entergy Louisiana, LLC Collateral Trust Mortgage Bonds	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Entergy Louisiana, LLC First Mortgage Bonds	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Entergy Louisiana, LLC Preferred Membership Interests	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Entergy Mississippi, LLC First Mortgage Bonds	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Entergy Mississippi, LLC Preferred Membership Interests	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Entergy Texas, Inc. First Mortgage Bonds	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Entergy Texas, Inc. Preferred Stock, no par value	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	System Energy Resources, Inc. First Mortgage Bonds	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Total Offering Amount							N/A
	Total Fee Offsets							$105,398.84 (2)
	Net Fee Due							N/A

(1)
An indeterminate number of the securities is being registered under this registration statement (this “Registration Statement”) as may from time to time be sold at indeterminate prices. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock and preferred stock and units of preferred membership interests being offered hereunder include such indeterminate number of shares of common stock and preferred stock and units of preferred membership interests as may be issuable with respect to the shares of common stock and preferred stock and units of preferred membership interests being offered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee and will pay any applicable registration fees on a “pay as you go” basis, except as described below.

Entergy Corporation previously registered shares of common stock having an aggregate offering price of up to $1,000,000,000, offered by means of a 424(b)(5) prospectus supplement filed on January 11, 2021 pursuant to Rule 424(b)(5) (the “First Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-233403), filed with the Securities and Exchange Commission on August 22, 2019 (the “Prior Registration Statement”). In connection with filing the First Prospectus Supplement, the total registration fee paid was $109,100 (the “First Fee”). As of May 9, 2022, an aggregate offering price of $367,295,482 in common stock remained unsold under the First Prospectus Supplement and $40,071.94 of the registration fee previously paid was unused at that time.

Entergy Corporation then registered additional shares of common stock having an aggregate offering price of up to $1,000,000,000 as part of the same offering registered in the First Prospectus Supplement by means of a prospectus supplement filed on May 9, 2022 pursuant to Rule 424(b)(5) (the “Second Prospectus Supplement”), pursuant to the Prior Registration Statement, such that shares of common stock having an aggregate offering price of up to $1,367,295,482 were offered for sale pursuant to the Second Prospectus Supplement. The total registration fee associated with the Second Prospectus Supplement was $132,771.94, which was satisfied by offsetting $40,071.94 of the unused registration fee from the First Prospectus Supplement and a contemporaneous fee payment of the balance of $92,700 (the “Second Fee”). An aggregate offering price of up to $1,116,396,318.25 in common stock remains unsold under the Second Prospectus Supplement.

Pursuant to Rule 457(r) and Rule 457(p) under the Securities Act, a registration fee credit of $105,398.84, reflecting the amount of each of the First Fee and the Second Fee attributable to unsold securities, is available to offset future fees payable pursuant to this Registration Statement under the applicable prospectus supplement. The offering of the unsold aggregate offering amount associated with the claimed offset under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

(3)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. Each depositary share will represent a fractional interest in a share of preferred stock of Entergy Corporation.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Entergy Corporation	424(b)(5)	333-233403	January 11, 2021		$12,698.84 (1)	Equity	Common Stock, par value $.01 per share	N/A	$116,396,318.25 (2)
Fee Offset Claims	Entergy Corporation	424(b)(5)	333-233403	May 9, 2022		$92,700.00 (1)	Equity	Common Stock, par value $.01 per share	N/A	$1,000,000,000.00 (2)
Fee Offset Sources	Entergy Corporation	424(b)(5)	333-233403		January 11, 2021						$109,100.00
Fee Offset Sources	Entergy Corporation	424(b)(5)	333-233403		May 9, 2022						$92,700.00
(1)	Pursuant to Rule 457(p) under the Securities Act, these unused registration fees will be applied to the fees payable pursuant to this Registration Statement under the applicable prospectus supplement.
(2)	As of the effective date of this Registration Statement, the registrant will have terminated or completed any offering that included the unsold aggregate offering amount associated with the claimed offset under the Prior Registration Statement.

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